EXHIBIT 3.1



                          COMPANIES ACTS, 1963 to 1990



                        PUBLIC COMPANY LIMITED BY SHARES



                            MEMORANDUM OF ASSOCIATION



                                      -of-




                     SAVILLE SYSTEMS PUBLIC LIMITED COMPANY
                            (as of October 23, 1997)




1. The name of the Company is "SAVILLE SYSTEMS PUBLIC LIMITED COMPANY".

2. The Company is to be a public limited company.

3. The objects for which the Company is established are:

(a) To purchase, sell, supply and deal in computer hardware, electronic equipment, computer software, computer programmes and other articles peripheral thereto and to act as agents, consultants, advisors, instructors, trainers and technicians in relation to computer hardware, electronic equipment, computer software, computer programmes and other articles peripheral thereto.

(b) To design, modify, develop, manufacture, assemble and deal in computer hardware, electronic equipment, computer software, computer programmes and other articles peripheral thereto.

(c) To provide a technical and advisory service for users and potential users of computer hardware, electronic equipment, computer software, computer programmes and other articles peripheral thereto and to devise and supply programmes and other software for such users.

(d) To carry on business and to act as merchants, financiers, investors (in properties or securities) traders, shipowners, carriers, agents, brokers, commission agents, concessionaries, distributors, importers, consultants or exporters or in any other capacity in Ireland or in any other part of the world and whether alone or jointly with others.

(e) To import, export, buy, sell, barter, exchange, pledge, make advance on, take on lease or hire or otherwise acquire, alter, treat, work, manufacture, process, dispose of, let on lease, hire or hire purchase, or otherwise deal in and turn to account as may seem desirable goods, articles, equipment, machinery, plant, merchandise and wares of any description.

(f) To carry on all of the said businesses or any one or more of them as a distinct or separate business or as the principal business of the Company, to carry on any other business manufacturing or otherwise which may seem to the Company capable of being conveniently carried on in connection with the above or any one of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property or rights.

(g) To carry on the business of financing and refinancing whether asset based or not including, without limitation, financing and refinancing of financial assets, with or without security and in whatever currency including, without limitation, financing or refinancing by way of loan, acceptance credits, commercial paper, bonds, promissory notes, bank placements, leasing, hire-purchase, bailment, purchase and sale, conditional sale, credit sale, assignment, novation, factoring, discounting, securitisation, unitisation, participation, sub-participation, or by any other means whatsoever.

(h) To purchase, acquire by any means, hold and trade, deal and participate in, underwrite and sell or dispose of by any means securities and financial instruments of all kinds including, without limitation, foreign currencies, shares, stock, gilts, equities, bonds, promissory notes, debentures, debenture stock, bonds, notes, commercial paper, risk management instruments, money market deposits, swaps, interest rate hedges, foreign currency hedges, floors, collars and such other financial instruments and securities as are similar to, or are derivatives of, any of the foregoing.

(i) As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever, to engage in currency and interest rate transactions and any other financial or other transactions of whatever nature, including any transaction for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company's business,including but not limited to dealings, whether involving purchases, sales or otherwise in foreign (and Irish) currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars,futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing.

(j) To carry out any transactions or operations whatsoever which may be lawfully undertaken and carried out by capitalists, promoters, merchants, underwriters, financiers, or concessionaires and to carry on a general financial business and general financial operations of all kinds in any part of the world and to undertake or aid in any enterprise; to undertake and execute any trusts the undertaking whereof may seem desirable and also to undertake the office of administrator, treasurer or registrar and to keep for any company, government, authority or body, any register relating to any stocks, funds, shares or securities or to undertake any duties in relation to the registration of transfers, and the issue of certificates.

(k) To take part in the formation, management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants or other experts and agents, to transact or carry on all kinds of agency business and in particular in relation to the investment of money sale of property and the collection and receipt of money.

(l) To establish, regulate and discontinue franchises and agencies, and to undertake and transact all kinds of agency and franchise business which an ordinary individual may legally undertake.

(m) To invest the capital and other monies of the Company in the purchase or upon the security of shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business and in the purchase or upon the security of shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations, and securities of any kind issued or guaranteed by any government, state, dominion, colony, sovereign, ruler, commissioners, trust, public, municipal, local or other authority or body of whatsoever nature wheresoever situated.

(n) To acquire any such shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations and securities by subscription, syndicate participation, tender, purchase, exchange or otherwise, and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

(o) To sell, realise, vary and transpose any investments or other property for the time being of the Company as may be deemed expedient.

(p) To buy, acquire, sell, manufacture, repair, convert, alter, take on hire, let on hire and deal in machinery, plant, works, implements, tools, rolling stock, goods, and things of any description.

(q) To act as managers, consultants, supervisors and agents of other companies or undertakings and to provide for such companies or undertakings, managerial, advisory, technical, purchasing, selling and other services; and to enter into such agreements as are necessary or advisable in connection with the foregoing.

(r) To establish or promote or concur in establishing or promoting any company or companies for the purposes of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such other company.

(s) To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising in the press, by circulars, by purchase and exhibition or works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(t) To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company, or which the Company shall consider to be preliminary thereto.

(u) To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(v) To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the Company.

(w) To employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection therewith.

(x) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the Company and for such consideration as the Company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

(y) To undertake and carry on all kinds of trust and agency business and to act as managers of any syndicate.

(z) To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns and undertakings, and generally of any assets, property or rights.

(aa) To purchase, take on lease or in exchange, or otherwise acquire and hold for investment any estate or interest in any lands, buildings, easements, rights, privileges, concessions, grants, patents, trade marks and any real and personal property of any kind.

(bb) To borrow and raise money and to secure or discharge in any manner any debt or obligation of any kind of or binding on the Company and in particular but without limitation by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(cc) To draw, make, accept, endorse, discount, negotiate, execute and issue and to buy, sell and deal with bills of exchange, promissory notes and other negotiable or transferable instruments. Provided always that nothing herein contained shall empower the Company to act as stock and share brokers or dealers.

(dd) To amalgamate or enter into partnership or any joint purpose or profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, firm or person, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, body or company carrying on any business which this Company is authorised to carry on or possessed of any investments or other property suitable for the purposes of the Company.

(ee) To lend money and grant or provide credit and financial accommodation to any company firm or person either with or without security and upon such terms as may seem expedient.

(ff) To enter into any guarantee or contract of indemnity or suretyship and in particular (without limitation) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of any person, firm or company.

(gg) To accept stock or shares in, or the debentures, mortgages or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from any such company, whether such shares shall be wholly or only partly paid up, and to hold and retain or re-issue with or without guarantee, or sell, mortgage or deal with any stock, shares, debentures, mortgages or other securities so received, and to give by way of consideration for any of the acts and things aforesaid, or property acquired, any stock, shares, debentures, mortgages or other securities of this or any other company.

(hh) To procure the registration or incorporation of the Company in or under the laws of any place outside the State.

(ii)     To amalgamate with any other company.

(jj) To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trade marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

(kk) To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members.

(ll) To make such provision for the education and training of employees and prospective employees of the Company and others as may seem to the Company to be advantageous to or calculated, whether directly or indirectly, to advance the interests of the Company or any member thereof.

(mm) To grant pensions or gratuities to any employees or ex-employees and to officers and ex-officers (including directors and ex-directors) of the Company or its predecessors in business, or the relations, connections, or dependants of any such persons, and to establish or support associations, institutions, clubs, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members.

(nn) To remunerate by cash payment or allotment of shares or securities of the Company credited as fully paid-up or otherwise, any person or company for services rendered or to be rendered to the Company, whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company.

(oo) To provide for the welfare of persons in the employment of, or holding office under, or formerly in the employment of, or holding office under the Company, or its predecessors in business, or any directors or ex-directors of the Company, and the wives, widows and families, dependants or connections of such persons, by grants of money, pensions or other payments, and by forming and contributing to pension,provident or benefit funds or profit sharing or co-partnership schemes for the benefit of any such persons, and by providing or subscribing towards places of instruction and recreation, and hospitals,dispensaries, medical and other attendances, and other assistance, as the Company shall think fit, and to form, subscribe to or otherwise aid, charitable, benevolent, religious, scientific, national, or other institutions, exhibitions or objects, which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

(pp) To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(qq) To obtain any Ministerial order or licence or any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(rr) To enter into any arrangement with any government or local or other authority that may seem conducive to the Company's objects or any of them, and to obtain from any such government, or authority, any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, and to exercise and comply with the same.

(ss) To distribute in specie or otherwise as may be resolved, any assets of the Company among its members, and particularly the shares, debentures or other securities of any other company formed to take over the whole or any part of the assets or liabilities of this Company.

(tt) To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company nor shall any express statement in any object that it is an object of the Company be taken to mean or imply that any object not expressly stated to be such is not an object of the Company.

4. The liability of the members is limited.

5. The share capital of the Company is US$187,500 and IR(pound)30,000 divided into 75,000,000 shares of US$0.0025 each and 30,000 shares of IR(pound)
   1 each.

We, the several persons whose names, and addresses are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

 Names, Addresses and Descriptions Number of of Subscribers
                                         Shares taken
                                         by each Subscriber.


Robert Burke                             One
33 Brook Court
Monkstown
Co Dublin

Solicitor




Olivia McCann                            One
Wakefield House
York Road
Dun Laoghaire
Co Dublin

Solicitor





Total Shares taken:                       Two



Dated the 14th day of June 1993.


Witness to the above signatures:-        Liam Carney
                                         Solicitor
                                         2 Harbourmaster Place
                                         Custom House Dock
                                         Dublin 1